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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 12, 1996 included in National Data Corporation's Annual Report on Form 10-K for the year ended May 31, 1996 and our report dated September 18, 1996 included in National Data Corporation's Current Report on Form 8-K dated October 1, 1996 and to all references to our firm included in this Registration Statement.


                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                              ARTHUR ANDERSEN LLP

Atlanta, Georgia
October 3, 1996